Exhibit 24

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of Enact Holdings, Inc., a Delaware corporation (the “Company”), hereby severally constitutes and appoints Rohit Gupta, Dean Mitchell and Evan Stolove and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of the securities of the Company, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes and resubstitutes, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.
/s/ Dominic Addesso
Dominic Addesso
Director	March 1, 2024

/s/ Michael A. Bless
Michael A. Bless
Director	March 1, 2024

/s/ John D. Fisk
John D. Fisk
Director	March 1, 2024

/s/ Sheila Hooda
Sheila Hooda
Director	March 1, 2024

/s/ Thomas J. McInerney
Thomas J. McInerney
Director	March 1, 2024

/s/ Robert P. Restrepo Jr.
Robert P. Restrepo Jr.
Director	March 1, 2024

/s/ Debra W. Still
Debra W. Still
Director	March 1, 2024

/s/ Westley V. Thompson
Westley V. Thompson
Director
March 1, 2024

/s/ Jerome T. Upton
Jerome T. Upton
Director	March 1, 2024

/s/ Anne G. Waleski
Anne G. Waleski
Director	March 1, 2024